FOR IMMEDIATE RELEASE

Harley-Davidson delivers strong fourth quarter financial results and successfully completes the first year of The Hardwire Five-year Strategic Plan

MILWAUKEE (February 8, 2022) – Harley-Davidson, Inc. (“Harley-Davidson”) (NYSE:HOG) today reported fourth quarter and full year 2021 results.

“Harley-Davidson delivered a strong finish to the year, in which we have seen proof points on all elements of our Hardwire Strategy,” said Jochen Zeitz, Chairman, President and CEO, Harley-Davidson. “Looking ahead, we are fully committed to achieving our long-term Hardwire Strategy, as the most desirable motorcycle brand and company in the world.”

2021 Highlights and Results

•Successfully completed the first year of The Hardwire Five-year Strategic Plan
•Delivered full year GAAP diluted EPS of $4.19, up $4.18 vs. 2020
•Grew Harley-Davidson’s total revenue by 32% behind increased shipments and favorable motorcycle unit mix resulting from our Hardwire actions
•Achieved 9.0% GAAP operating margin for the Motorcycles and Related Products segment (“HDMC”), which was well ahead of prior year and +2.7 percentage points ahead of 2019
•Record Financial Services segment (“HDFS”) operating income of $415 million, up 112%, driven by lower provision for credit losses and lower interest expense
•Announced merger transaction for LiveWire with AEA-Bridges Impact Corporation; deal expected to close in the first half of 2022

Fourth Quarter 2021 Highlights and Results

•Delivered GAAP diluted EPS of $0.14 versus a loss of $0.63 in Q4 2020
•Grew Harley-Davidson's total revenue by 40% on higher units, profitable unit mix and pricing
•HDMC achieved improved GAAP operating margin as Hardwire actions take effect
•HDFS operating income growth of $18 million and 24% versus PY driven by lower interest expense

2022 Financial Outlook

For the full year 2022, the company expects:

•HDMC revenue growth of 5 to 10%
•HDMC operating income margin of 11 to 12%
•HDFS operating income to decline by 20 to 25%
•Capital investments of $190 million to $220 million

The outlook assumes that supply chain challenges improve in the second half of the year.

The company’s cash allocation priorities are to fund growth through The Hardwire initiatives, pay dividends, and execute discretionary share repurchases.

Fourth Quarter and Full Year 2021 Results

Harley-Davidson, Inc. Consolidated Financial Results nm – not meaningful

$ in millions (except EPS)	4th quarter			Full Year
	2021	2020	Change	2021	2020	Change
Revenue	$1,016	$725	40%	$5,336	$4,054	32%
Net Income (Loss)	$22	($96)	nm	$650	$1	nm
GAAP Diluted EPS	$0.14	($0.63)	nm	$4.19	$0.01	nm
Adjusted Diluted EPS	$0.15	($0.46)	nm	$4.21	$0.63	nm

Consolidated revenue was up 40 percent in the fourth quarter and up 32 percent for the full year over 2020, driven by growth in HDMC revenue resulting from stronger unit sales and mix. Consolidated net income in the fourth quarter reflects HDFS operating income offsetting HDMC operating losses in the seasonally slow quarter. Consolidated net income for the full year was driven by significant operating income improvement with strong results at both HDMC and HDFS.

HDMC Results nm – not meaningful

$ in millions	4th quarter			Full Year
	2021	2020	Change	2021	2020	Change
Motorcycle Shipments (thousands)	29.1	20.9	39%	188.5	145.2	30%
Revenue	$816	$531	54%	$4,540	$3,264	39%
Motorcycles	$546	$320	71%	$3,477	$2,350	48%
Parts & Accessories	$165	$146	13%	$742	$660	13%
General Merchandise	$73	$50	46%	$228	$186	23%
Licensing	$15	$8	88%	$38	$30	27%
Other	$18	$7	159%	$55	$38	44%
Gross Margin	19.5%	21.6%	(2.1) pts.	28.6%	25.4%	3.2 pts.
Operating (Loss) Income	($102)	($196)	nm	$409	($186)	nm
Operating Margin	(12.5%)	(37.0%)	nm	9.0%	(5.7%)	nm

Revenue from HDMC was up significantly during the fourth quarter of 2021 primarily driven by a 39 percent increase in wholesale shipments, favorable motorcycle unit mix resulting from our Hardwire actions and pricing in the U.S. market. Parts & Accessories fourth quarter revenue was up 13 percent while General Merchandise was up 46 percent over Q4 2020, as both businesses were favorably impacted by increased wholesale shipments and refreshed product offerings.

Fourth quarter gross margin was down 2 percentage points to Q4 prior year as stronger units and pricing were offset by negative cost headwinds across the supply chain and higher additional EU tariffs (1.3 percentage point impact). Q4 operating margin was improved versus prior year due to lower operating expenses and heavier restructuring charges in the prior Q4.

Harley-Davidson Retail Motorcycle Sales

Motorcycles (thousands)	4th quarter			Full Year
	2021	2020	Change	2021	2020	Change
North America	19.6	18.1	8%	134.4	110.1	22%
EMEA	6.5	7.0	(7%)	31.1	36.9	(16%)
Asia Pacific	6.8	6.9	(2%)	25.1	27.2	(8%)
Latin America	1.0	1.2	(16%)	3.7	6.0	(39%)
Worldwide Total	34.0	33.3	2%	194.3	180.2	8%

Global retail motorcycle sales in the fourth quarter were up 2 percent versus prior year, driven by a robust performance in North America offset by declines across international markets. International results were the result of strategic decisions made as part of the Rewire and Hardwire Strategic Plan, including the exit of unprofitable product segments and markets, as well as macro supply chain challenges, including slower shipping times to the international markets.

HDFS Results

$ in millions	4th quarter			Full Year
	2021	2020	Change	2021	2020	Change
Revenue	$200	$194	3%	$796	$790	1%
Operating Income	$95	$77	24%	$415	$196	112%

HDFS operating income growth of $18 million over Q4 2020 was driven by lower interest expense and lower restructuring costs, partially offset by higher provision for credit losses.

Other Results

•Harley-Davidson generated $976 million of cash from operating activities in 2021. Cash and cash equivalents were $1.9 billion at the end of 2021, down $1.4 billion from the end of 2020 as the company has normalized cash balances.

•Tax Rate – The company’s 2021 effective tax rate was 21 percent, which was favorably impacted by several discrete income tax benefits recorded in the year.

•Dividends – The company paid cash dividends of $0.60 per share on a full year basis in 2021.

Update on LiveWire Transaction

On December 13, 2021, Harley-Davidson and AEA-Bridges Impact Corp. ("ABIC") (NYSE: IMPX), a special purpose acquisition company with a dedicated sustainability focus, sponsored by executives of AEA Investors and Bridges Fund Management, announced a definitive business combination agreement under which ABIC will combine with LiveWire, Harley-Davidson's electric motorcycle division, to create a new publicly traded company. Its common stock is expected to be listed on the New York Stock Exchange under the symbol "LVW".

The transaction is expected to close in the first half of 2022 and is subject to the approval of ABIC shareholders and other customary closing conditions.

Company Background
Harley-Davidson, Inc. is the parent company of Harley-Davidson Motor Company and Harley-Davidson Financial Services. Our vision: Building our legend and leading our industry through innovation, evolution and emotion. Our mission: More than building machines, we stand for the timeless pursuit of adventure. Freedom for the soul. Our ambition is to maintain our place as the most desirable motorcycle brand in the world. Since 1903, Harley-Davidson has defined motorcycle culture by delivering a motorcycle lifestyle with distinctive and customizable motorcycles, experiences, motorcycle accessories, riding gear and apparel. Harley-Davidson Financial Services provides financing, insurance and other programs to help get riders on the road. www.harley-davidson.com.

Webcast
Harley-Davidson will discuss its financial results and outlook on an audio webcast at 8:00 a.m. CT today. The webcast login and supporting slides can be accessed at http://investor.harley-davidson.com/news-and-events/events-and-presentations. The audio replay will be available by approximately 10:00 a.m. CT.

Non-GAAP Disclosure
This press release includes financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are therefore referred to as non-GAAP financial measures. The non-GAAP measures described below are intended to be considered by users as supplemental information to the equivalent GAAP measures, to aid investors in better understanding the company’s financial results. The company believes that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

The non-GAAP measures included in this press release are adjusted net income and adjusted diluted EPS. These non-GAAP measures exclude restructuring plan costs. The company’s management reviews its results with and without the impact of restructuring plan costs and does not consider past restructuring plan costs to be indicative of ongoing operating activities. Restructuring plan costs include restructuring expenses as presented in the consolidated statements of operations. These non-GAAP measures, as well as a reconciliation of the comparable GAAP measure to these non-GAAP measures, are included later in this press release.

Cautionary Note Regarding Forward-Looking Statements
The company intends that certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the company “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “estimates,” “targets,” “intend,” “is on-track,” “forecasting,” or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this press release. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are only made as of the date of this press release, and the company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: (i) the COVID-19 pandemic, including the length and severity of the pandemic across the globe and the pace of recovery following the pandemic; and (ii) the company’s ability to: (A) execute its business plans and strategies, including The Hardwire and the evolution of LiveWire as a standalone brand, including the proposed separation of LiveWire from the company through the combination of LiveWire with ABIC, which includes the risks noted below; (B) manage supply chain and logistic issues, including quality issues, availability of semiconductor chip components and the ability to find alternative sources of those components in a timely manner, unexpected interruptions or price increases caused by supplier volatility, raw material shortages or natural disasters, and longer shipping times and increased logistics costs, including by successfully implementing pricing surcharges; (C) realize the expected business benefits from the combination of LiveWire with ABIC, which may be affected by, among other things: (i) the ability of LiveWire to: (1) achieve profitability, which is dependent on the successful development and commercial introduction and acceptance of its electric vehicles, and its services, which may not occur; (2) adequately control the costs of its operations as a new entrant into a new space; (3) develop, maintain, and strengthen its brand; (4) execute its plans to develop, produce, market, and sell its electric vehicles; (5) effectively establish and maintain cooperation from its retail partners, largely drawn from the company’s traditional motorcycle dealer network, to be able to effectively establish or maintain relationships with customers for electric vehicles; (6) maintain relationships with customers and suppliers and retain its management and key employees; and (7) successfully collaborate with Kwang Yang Motor Co., Ltd., as outlined in its Long Term Collaboration Agreement, to accelerate development of two-wheel and other electric vehicles and to explore further business opportunities in electric vehicles markets; (ii) competition; and (iii) other risks and uncertainties indicated from time to time in the final prospectus of ABIC, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the company, LW EV Holdings, Inc. (HoldCo) or ABIC; (D) accurately analyze, predict and react to changing market conditions and successfully adjust to shifting global consumer needs and interests; (E) successfully access the capital and/or credit markets on terms that are acceptable to the company and within its expectations; (F) successfully carry out its global manufacturing and assembly operations; (G) develop and introduce products, services and experiences on a timely basis that the market accepts, that enable the company to generate desired sales levels and that provide the desired financial returns, including successfully implementing and executing plans to strengthen and grow its leadership position in Grand American Touring, large Cruiser and Trike, and growing its complementary businesses; (H) perform in a manner that enables the company to benefit from market opportunities while competing against existing and new competitors; (I) successfully appeal: (i) the revocation of the Binding Origin Information (BOI) decisions that allowed the company to supply its European Union market with certain of its motorcycles produced at its Thailand operations at a reduced tariff rate and (ii) the denial of the company's application for temporary relief from the effect of the revocation of the BOI decisions; (J) manage and predict the impact that new, reinstated or adjusted tariffs may have on the company's ability to sell products internationally, and the cost of raw materials and components, including the temporary lifting of the Section 232 steel and aluminum tariffs and incremental tariffs on motorcycles imported into the EU from the U.S., between the U.S. and EU, which expires on December 31, 2023; (K) prevent, detect, and remediate any issues with its motorcycles or any issues associated with the manufacturing processes to avoid delays in new model launches, recall campaigns, regulatory agency investigations, increased warranty costs or litigation and adverse effects on its reputation and brand strength, and carry out any product programs or recalls within expected costs and timing; (L) manage the impact that prices for and supply of used motorcycles may have on its business, including on retail sales of new motorcycles; (M) successfully manage and reduce costs throughout the business; (N) manage through changes in general economic and business conditions, including changing capital, credit and retail markets, and the changing political environment; (O) continue to develop the capabilities of its distributors and dealers, effectively implement changes relating to its dealers and distribution methods and manage the risks that its independent dealers may have difficulty obtaining capital and managing through changing economic conditions and consumer demand; (P) continue to develop and maintain a productive relationship with Zhejiang Qianjiang Motorcycle Co., Ltd. and launch related products in a timely manner; (Q) maintain a productive relationship with Hero MotoCorp as a distributor and licensee of the Harley-Davidson brand name in India; (R) successfully maintain a manner in which to sell motorcycles in China and the company’s Association of Southeast Asian Nations (ASEAN) countries that does not subject its motorcycles to incremental tariffs; (S) manage its Thailand corporate and manufacturing operation in a manner that allows the company to avail itself of preferential free trade agreements and duty rates, and sufficiently lower prices of its motorcycles in certain markets; (T) accurately estimate and adjust to fluctuations in foreign currency exchange rates, interest rates and commodity prices; (U) retain and attract talented employees, and eliminate personnel duplication, inefficiencies and complexity throughout the organization; (V) prevent a cybersecurity breach involving consumer, employee, dealer, supplier, or company data and respond to evolving regulatory requirements regarding data security; (W) manage the credit quality, the loan servicing and collection activities, and the recovery rates of HDFS' loan portfolio; (X) adjust to tax reform, healthcare inflation and reform and pension reform, and successfully estimate the impact of any such reform on the company's business; (Y) manage through the effects inconsistent and unpredictable weather patterns may have on retail sales of motorcycles; (Z) implement and manage enterprise-wide information technology systems, including systems at its manufacturing facilities; (AA) manage changes and prepare for requirements in legislative and regulatory environments for its products, services and operations; (BB) manage its exposure to product liability claims and commercial or contractual disputes; (CC) continue to manage the relationships and agreements that the company has with its labor unions to help drive long-term competitiveness; (DD) achieve anticipated results with respect to the company's pre-owned motorcycle program, Harley-Davidson Certified, and the company's H-D1 Marketplace; (EE) accurately predict the margins of its Motorcycles and Related Products segment in light of, among other things, tariffs, the cost associated with product development initiatives and the company's complex global supply chain; and (FF) optimize capital allocation in light of the company’s capital allocation priorities.

The company's operations, demand for its products, and its liquidity could be adversely impacted by work stoppages, facility closures, strikes, natural causes, widespread infectious disease, terrorism, or other factors. Other factors are described in risk factors that the company has disclosed in documents previously filed with the U.S. Securities and Exchange Commission. Many of these risk factors are impacted by the current changing capital, credit and retail markets and the company's ability to manage through inconsistent economic conditions.

The company’s ability to sell its motorcycles and related products and services and to meet its financial expectations also depends on the ability of the company’s independent dealers to sell its motorcycles and related products and services to retail customers. The company depends on the capability and financial capacity of its independent dealers to develop and implement effective retail sales plans to create demand for the motorcycles and related products and services they purchase from the company. In addition, the company’s independent dealers and distributors may experience difficulties in operating their businesses and selling Harley-Davidson motorcycles and related products and services as a result of weather, economic conditions, the impact of the COVID-19 pandemic, or other factors.

In recent years, HDFS has experienced historically low levels of retail credit losses, but there is no assurance that this will continue. The company believes that HDFS' retail credit losses will increase over time due among other things to factors that have contributed recently to low levels of losses, including the favorable impact of recent federal stimulus payments that will not recur.

Additional Information and Where to Find It
In connection with the proposed business combination between LiveWire EV, LLC (“LiveWire”) and AEA-Bridges Impact Corp. (“ABIC”) (the “Business Combination”), LW EV Holdings, Inc. (“HoldCo”) and ABIC intend to file a registration statement on Form S-4 (as may be amended from time to time, the “Registration Statement”) as co-registrants that includes a preliminary proxy statement/prospectus of ABIC and a preliminary prospectus of HoldCo, and after the Registration Statement is declared effective, ABIC will mail a definitive proxy statement/prospectus relating to the Business Combination to ABIC’s shareholders. The Registration Statement, including the proxy statement/prospectus contained therein, when declared effective by the Securities and Exchange Commission (“SEC”), will contain important information about the Business Combination and the other matters to be voted upon at a meeting of ABIC’s shareholders to be held to approve the Business Combination (and related matters). This press release does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Harley-Davidson, Inc. (“H-D”), HoldCo and ABIC may also file other documents with the SEC regarding the Business Combination. ABIC shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about H-D, LiveWire, HoldCo, ABIC and the Business Combination.

When available, the definitive proxy statement/prospectus and other relevant materials for the Business Combination will be mailed to ABIC shareholders as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed or that will be filed with the SEC by ABIC through the website maintained by the SEC at www.sec.gov, or by directing a request to AEA-Bridges Impact Corp., PO Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102 Cayman Islands.

Participants in Solicitation
H-D, LiveWire, ABIC and their respective directors and officers may be deemed participants in the solicitation of proxies of ABIC shareholders in connection with the Business Combination. ABIC shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of ABIC and a description of their interests in ABIC is contained in ABIC’s final prospectus related to its initial public offering, dated October 1, 2021 and in ABIC’s subsequent filings with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to ABIC shareholders in connection with the Business Combination and other matters to be voted upon at the ABIC shareholder meeting will be set forth in the Registration Statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the Registration Statement that ABIC intends to file with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Media Contact:
Jenni Coats
jenni.coats@Harley-Davidson.com
414.343.7902

Financial Contact:
Shawn Collins
shawn.collins@Harley-Davidson.com
414.343.8002
### (HOG-F)

Harley-Davidson, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Motorcycles and Related Products revenue	$816,015	$530,963	$4,540,240	$3,264,054
Gross profit	158,992	114,528	1,296,953	828,309
Selling, administrative and engineering expense	259,376	276,409	885,587	895,321
Restructuring expense	2,010	34,524	2,741	119,110
Operating (loss) income from Motorcycles and Related Products	(102,394)	(196,405)	408,625	(186,122)

Financial Services revenue	200,418	194,259	796,068	790,323
Financial Services expense	105,093	107,852	380,580	583,623
Financial Services restructuring expense	238	9,621	674	10,899
Operating income from Financial Services	95,087	76,786	414,814	195,801

Operating (loss) income	(7,307)	(119,619)	823,439	9,679
Non-operating income (expense), net	12,851	(5,650)	(4,202)	(25,409)
Income (loss) before income taxes	5,544	(125,269)	819,237	(15,730)
Income tax (benefit) provision	(16,023)	(28,871)	169,213	(17,028)
Net income (loss)	$21,567	$(96,398)	$650,024	$1,298

Earnings (loss) per share:
Basic	$0.14	$(0.63)	$4.23	$0.01
Diluted	$0.14	$(0.63)	$4.19	$0.01

Weighted-average shares:
Basic	153,879	153,281	153,747	153,186
Diluted	155,200	153,281	154,980	153,908

Cash dividends per share:	$0.15	$0.02	$0.60	$0.44

Harley-Davidson, Inc.
Reconciliation of GAAP Amounts to Non-GAAP Amounts
(In thousands, except per share amounts)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income (loss) excluding restructuring plan costs
Net income (loss) (GAAP)	$21,567	$(96,398)	$650,024	$1,298
Restructuring plan costs	2,248	44,145	3,415	130,009
Tax effect of adjustments(a)	(524)	(18,576)	(784)	(34,599)
Adjustments net of tax	1,724	25,569	2,631	95,410
Adjusted net income (loss) (non-GAAP)	$23,291	$(70,829)	$652,655	$96,708

Diluted EPS excluding restructuring plan costs
Diluted EPS (GAAP)	$0.14	$(0.63)	$4.19	$0.01
Adjustments net of tax, per share	0.01	0.17	0.02	0.62
Adjusted diluted EPS (non-GAAP)	$0.15	$(0.46)	$4.21	$0.63
(a)The income tax effect of has been computed using the estimated income tax rate for these adjustments

Harley-Davidson, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,874,745	$3,257,203
Accounts receivable, net	182,148	143,082
Finance receivables, net	1,465,544	1,509,539
Inventories, net	712,942	523,497
Restricted cash	128,935	131,642
Other current assets	185,777	280,470
	4,550,091	5,845,433
Finance receivables, net	5,106,377	4,933,469
Other long-term assets	1,394,587	1,231,699
	$11,051,055	$12,010,601
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$976,959	$848,118
Short-term deposits, net	72,146	79,965
Short-term debt	751,286	1,014,274
Current portion of long-term debt, net	1,542,496	2,039,597
	3,342,887	3,981,954
Long-term debt, net	4,595,617	5,932,933
Other long-term liabilities	559,307	372,929

Shareholders’ equity	2,553,244	1,722,785
	$11,051,055	$12,010,601

Harley-Davidson, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Twelve months ended
	December 31, 2021	December 31, 2020
Net cash provided by operating activities	$975,701	$1,177,890

Cash flows from investing activities:
Capital expenditures	(120,181)	(131,050)
Finance receivables, net	(341,406)	42,803
Other investing activities	2,140	21,464
Net cash used by investing activities	(459,447)	(66,783)

Cash flows from financing activities:
Proceeds from issuance of medium-term notes	—	1,396,602
Repayments of medium-term notes	(1,400,000)	(1,400,000)
Proceeds from securitization debt	1,169,910	2,064,450
Repayments of securitization debt	(1,340,638)	(1,041,751)
Net (decrease) increase in unsecured commercial paper	(260,250)	444,380
Borrowings of asset-backed commercial paper	98,863	225,187
Repayments of asset-backed commercial paper	(261,367)	(318,828)
Net increase in deposits	210,112	79,947
Dividends paid	(92,426)	(68,087)
Repurchase of common stock	(11,623)	(8,006)
Other financing activities	2,488	89
Net cash (used) provided by financing activities	(1,884,931)	1,373,983

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(15,272)	18,712
Net (decrease) increase in cash, cash equivalents and restricted cash	$(1,383,949)	$2,503,802

Cash, cash equivalents and restricted cash:
Cash, cash equivalents and restricted cash, beginning of period	$3,409,168	$905,366
Net (decrease) increase in cash, cash equivalents and restricted cash	(1,383,949)	2,503,802
Cash, cash equivalents and restricted cash, end of period	$2,025,219	$3,409,168

Reconciliation of cash, cash equivalents and restricted cash on the Consolidated balance sheets to the Consolidated statements of cash flows:
Cash and cash equivalents	$1,874,745	$3,257,203
Restricted cash	128,935	131,642
Restricted cash included in Other long-term assets	21,539	20,323
Cash, cash equivalents and restricted cash per the Consolidated statements of cash flows	$2,025,219	$3,409,168

Motorcycles and Related Products Revenue and Motorcycle Shipment Data

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
MOTORCYCLES AND RELATED PRODUCTS REVENUE (in thousands)
Motorcycles	$545,726	$319,959	$3,477,395	$2,350,407
Parts & Accessories	164,762	146,431	741,797	659,634
General Merchandise	72,728	49,749	228,106	186,068
Licensing	14,925	7,924	37,790	29,750
Other	17,874	6,900	55,152	38,195
	$816,015	$530,963	$4,540,240	$3,264,054

U.S. MOTORCYCLE SHIPMENTS	15,719	10,372	119,909	79,731

WORLDWIDE MOTORCYCLE SHIPMENTS
Grand American Touring(a)	14,476	8,666	93,961	61,322
Cruiser(b)	7,377	7,314	59,494	49,974
Adventure Touring	1,361	—	9,916	—
Sportster® / Street	5,861	4,941	25,123	33,950
	29,075	20,921	188,494	145,246
(a)Includes CVOTM and Trike
(b)Includes Softail® and LiveWireTM

Motorcycles and Related Products Gross Profit
(Unaudited)

The estimated impact of significant factors affecting the comparability of gross profit from 2020 to 2021 were as follows (in millions):

	Three months ended	Twelve months ended
2020 gross profit	$115	$828
Volume	75	277
Price and sales incentives, net of related costs	31	70
Foreign currency exchange rates and hedging	1	34
Shipment mix	27	197
Raw material prices	(27)	(72)
Manufacturing and other costs	(63)	(37)
	44	469
2021 gross profit	$159	$1,297

Financial Services - Finance Receivables Allowance for Credit Losses

	(Unaudited)	(Unaudited)	(Unaudited)
	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Balance, beginning of period	$355,834	$408,702	$390,936	$198,581
Cumulative effect of change in accounting(a)	—	—	—	100,604
Provision for credit losses	20,114	3,437	25,049	181,870
Charge-offs, net of recoveries	(36,569)	(21,203)	(76,606)	(90,119)
Balances, end of period	$339,379	$390,936	$339,379	$390,936
(a)On January 1, 2020, the Company adopted ASU 2016-13 and increased the allowance for loan loss through Retained Earnings, net of income taxes, to establish an allowance that represents expected lifetime credit losses on the finance receivable portfolios at date of adoption.

Worldwide Retail Sales of Harley-Davidson Motorcycles(a)
(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
United States	18,855	17,274	126,276	103,650
Canada	734	809	8,137	6,477
Total North America	19,589	18,083	134,413	110,127
EMEA	6,521	7,028	31,101	36,906
Asia Pacific	6,827	6,949	25,090	27,220
Latin America	1,032	1,235	3,652	5,995
Total worldwide retail sales	33,969	33,295	194,256	180,248
(a)Data source for retail sales figures shown above is new sales warranty and registration information provided by Harley-Davidson dealers and compiled by the Company. The Company must rely on information that its dealers supply concerning new retail sales, and the company does not regularly verify the information that its dealers supply. This information is subject to revision.